Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49629, 333-48382, 333-100853, and 33-56435), Form S-4 (Nos. 33-57709 and 333-90975) and Form S-8 (Nos. 2-87473, 33-34139, 33-38708, 33-44053, 33-56979, 33-49631, 33-53713, 33-55771, 33-02061, 333-36371, 333-50899, 333-76839, 333-39606, 333-39610, 333-59660, 333-59654, 333-90975, 333-110571 and 333-111333) of Pfizer Inc. of our report dated March 3, 2003 relating to the financial statements of Pharmacia Corporation which appears in Pharmacia Corporation’s annual report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 10, 2004